UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 2, 2024 (April 30, 2024)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.    Entry into a Material Definitive Agreement

2nd Amended and Restated Credit Agreement

On April 30, 2024, WD-40 Company (the “Company”), and certain subsidiaries of the Company, entered into a Second Amended and Restated Credit Agreement (the “2nd A&R Credit Agreement”) with Bank of America, N.A. (“Bank of America”). The 2nd A&R Credit Agreement modifies certain terms and conditions of the Company’s Amended and Restated Agreement dated March 16, 2020 (as amended on September 30, 2020, and November 29, 2021, collectively, the “Credit Agreement”), including extending the maturity date for the revolving credit facility to April 30, 2029. Borrowings under the 2nd A&R Credit Agreement will be used for the Company’s various operating, investing and financing needs. Capitalized terms not otherwise defined in this report have the meaning given to such terms in the 2nd A&R Credit Agreement.

Under the 2nd A&R Credit Agreement:

•The Revolving Commitment decreases from $150 million to $125 million.
•The sublimit of the Revolving Commitment for borrowing by WD-40 Company Limited, a wholly owned operating subsidiary of the Company for Europe, India, the Middle East, and Africa, decreases from $100 million to $95 million.
•The index rate to compute interest for U.S. Dollar borrowings changes from the Bloomberg Short-term Bank Yield Index rate to the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York.

In addition to other non-material and technical amendments, including changes to certain definitions and clarifications, the 2nd A&R Credit Agreement includes modifications to certain restrictive covenants:

•The exception to a prohibition on Investments for intercompany loans or advances from any Loan Party to Subsidiaries which are not Loan Parties has been increased from $10 million to $25 million.
•The exception for Investments not otherwise covered by an exception has been increased from $15 million to $25 million.
•The restrictions on Permitted Consolidated Capital Expenditures have been removed.
•The exception to prohibition on Dispositions not otherwise contemplated has been increased from $25 million to $40 million.

The material terms of the 2nd A&R Credit Agreement discussed above do not purport to be complete and are qualified in their entirety by the 2nd A&R Credit Agreement attached hereto as Exhibit 10(a) and incorporated herein by reference.

4th Amendment to Note Purchase and Private Shelf Agreement

On April 30, 2024, the Company entered into a fourth amendment (the “4th Amendment”) to the Note Purchase and Private Shelf Agreement dated November 15, 2017 (as amended on February 23, 2018, March 16, 2020, and September 30, 2020, collectively, the “Note Agreement”) by and among the Company and PGIM, Inc. (“Prudential”), and certain affiliates and managed accounts of Prudential (collectively with Prudential, the “Note Purchasers”). The 4th Amendment amends the Note Agreement to permit the Company (inclusive of its subsidiaries) to enter into the 2nd A&R Credit Agreement with Bank of America and the 4th Amendment includes certain conforming amendments to the Note Agreement consistent with the 2nd A&R Credit Agreement.

The material terms of the 4th Amendment discussed above do not purport to be complete and are qualified in their entirety by the 4th Amendment attached hereto as Exhibit 10(b) and incorporated herein by reference.

All other material terms included in the Credit Agreement and the Note Agreement remain unchanged as a result of execution of the 2nd A&R Credit Agreement and the 4th Amendment.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 above is incorporated herein by reference to this Item 2.03.

ITEM 9.01.    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

10(a)	2nd Amended and Restated Credit Agreement dated April 30, 2024 among WD-40 Company and certain of its subsidiaries and Bank of America, N.A.
10(b)	4th Amendment to Note Purchase and Private Shelf Agreement dated April 30, 2024 among WD-40 Company and PGIM, Inc. and certain affiliates and managed accounts of PGIM, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: May 2, 2024	/s/ SARA K. HYZER
Sara K. Hyzer

Vice President, Finance and

Chief Financial Officer